SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): November 26, 2003

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure.

On November 26, 2003, K2 Inc. (the “Company”), announced that it was reaffirming its guidance for the remainder of fiscal year 2003 and stated the following:

The Company expects fourth quarter diluted earnings per share to be $0.05, assuming diluted shares outstanding of 29.3 million; and

On a full year basis for fiscal 2003, the Company expects earnings per share to be $0.56 on projected average diluted shares of 25.6 million.

This information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.” The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Paragraph 7 of the Company’s press release filed as Exhibit 99.1 to the Current Report on Form 8-K filed on November 26, 2003 is incorporated by reference into this Item 9.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2003	K2 INC.

	By:	/s/ JOHN J. RANGEL

John J. Rangel Senior Vice President and Chief Financial Officer

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